                                             As filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-78959


PROSPECTUS SUPPLEMENT DATED JANUARY 10, 1999
TO PROSPECTUS DATED AUGUST 18, 1999


                                DOUBLECLICK INC.

           $250,000,000 4.75% Convertible Subordinated Notes due 2006
                  (Interest Payable March 15 and September 15)

                              --------------------

                        3,030,303 Shares of Common Stock

                              --------------------


         The information contained in the table appearing under the heading "Selling Securityholders" on pages 40 - 42 of the Prospectus is hereby amended to add the following information:


                                              Principal                      Shares of
                                              Amount of   Percentage of     Common Stock
                                             Notes that       Notes          that May be
Name of Selling Securityholder              May be Sold    Outstanding           Sold
---------------------------------------------------------------------------------------------------------------------------------
Island Holdings .............................. $   10,000       * %                 121
Lincoln National Convertible Securities Fund..  1,200,000       *                14,545
Morgan Stanley Dean Witter Convertible
  Securities Trust............................    250,000       *                 3,030
Sage Capital..................................  1,500,000       *                18,181

----------------------
* less than one percent



         The information contained in the table appearing under the heading "Selling Securityholders" on pages 40 - 42 of the Prospectus with respect to the Selling Securityholders named below is hereby deleted and restated with the following information:


                                            Principal                     Shares of
                                            Amount of   Percentage of    Common Stock
                                           Notes that       Notes         that May be
Name of Selling Securityholder            May be Sold    Outstanding        Sold
---------------------------------------------------------------------------------------------------------------------------------
JMG Convertible Investments, L.P. ......    $ 6,500,000       2.6%            78,787
Triton Capital Investments, Ltd. .......     11,470,000       4.6            139,030
